UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2015

THE PULSE BEVERAGE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

11678 N Huron Street
Northglenn, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

                                    N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1   –   REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On November 6, 2015, The Pulse Beverage Corporation (the “Company”), and its wholly-owned subsidiary, Natural Cabana SA de CV as Guarantor, and TCA Global Credit Master Fund, LP (the “Lender”) entered into that certain Credit Agreement (the “Credit Agreement), dated as of July 31, 2015 and effective November 6, 2015 (the “Effective Date”).  Under the terms of the Credit Agreement, the Lender has committed to lend a total of $3,500,000 (the “Credit Facility”) to the Company pursuant to a senior secured revolving note (the “Note”).  The Note accrues interest at a rate of twelve percent (12%) per annum and matures twelve months following the date of issuance of the applicable Note.  The initial tranche of $650,000 was funded on November 6, 2015 and shall mature on November 6, 2016.  Following the initial tranche, the Company must meet specific requirements to gain access to an additional $250,000 being held in escrow and must meet specific monthly collateral requirements to further draw upon the revolving credit facility offered by TCA.  The Credit Facility is secured by a senior secured interest in all of the Company's assets. In connection with the Credit Facility, the Company also issued 3,000,000 shares of restricted common stock (the “Fee Facility Shares”) to the Lender. The Company has the right to buy-back these shares by paying $150,000 to the Lender on or before May 6, 2016, six months after issuance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See discussion in Item 1.01.  In connection with the issuance of the Fee Facility Shares, the Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these shares. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration under the Securities Act. No commission was paid to any person in connection with the offer or sale of these securities.

Item 9.01  Financial Statements and Exhibits

10.12	Credit Facility Agreement, dated as of July 31 and effective November 6, 2015, by and among the Company and the Lender.

10.13	Revolving Line of Credit Note, issued by the Company to the Lender, issued as of July 31, 2015 and effective November 6, 2015.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015
THE PULSE BEVERAGE CORPORATION

	By:	/s/ Robert E. Yates
Robert E. Yates, Chief Executive Officer